UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2017

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Birmingham 72 Purchase and Sale Agreement

On December 9, 2016, Reven Housing REIT, Inc. (the “Company”) entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Birmingham 72 Agreement”) with Easy Rentals, LLC, an Alabama limited liability company (the “Seller”), as amended, for the Company’s purchase of a portfolio of up to 72 single-family homes located in the Birmingham, Alabama, metropolitan area. On April 19, 2017, the Company closed on the purchase of 68 homes in the portfolio. The Seller is unaffiliated with the Company.

The contract purchase price for the 68 acquired properties was approximately $5,241,667, exclusive of closing costs. The Company funded 100% of the purchase with cash. The acquired properties average 1,297 square feet and are mostly three-bedroom, 1.5-bath homes. Of the acquired properties, sixty-three are currently subject to one-year leases and five are subject to month-to-month leases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: April 20, 2017	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer